                                   EXHIBIT 11


                     THE GREAT AMERICAN BACKRUB STORE, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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

                                                                          Six Months Ended                  Three Months ended
                                                                              June 30,                           June 30,
                                                                     -------------------------         -----------------------------
                                                                        1997          1996               1997                1996
                                                                        ----          ----               ----                ----
Issuance of common stock, June 1993                                   375,000        375,000            375,000            375,000

Sale of common stock, October 1993                                    125,000        125,000            125,000            125,000

Sale of common stock, March 1995
  1,250,000 shares                                                  1,250,000      1,250,000          1,250,000          1,250,000

Sale of common stock through the issuance of options and
  warrants in prior periods                                           631,854         40,553            631,854             75,782

Shares issued upon exercise of options and warrants                    19,583              -             23,500
                                                                    ---------      ---------          ---------          ---------
Common stock and equivalents                                        2,401,437      1,790,553          2,405,354          1,825,782
                                                                    ---------      ---------          ---------          ---------
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


                                                                          Six months'            Three months'
                                                                      weighting factor         weighting factor
                                                                         (in months)              (in months)
                                                                         -----------              -----------
                                                                     1997          1996       1997          1996
                                                                     ----          ----       ----          ----
Issuance of common stock, June 1993                                     6            6          3            3

Sale of common stock, October 1993                                      6            6          3            3

Sale of common stock, March 1995
  1,250,000 shares                                                      6            6          3            3

Sale of common stock through the issuance of options and
  warrants in prior periods                                             6    see below             3 see below

Shares issued upon exercise of options and warrants               see below               see below

Common stock and equivalents
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

Computation of weighted average number of shares issued upon exercise of
------------------------------------------------------------------------
options and warrants:
---------------------
Period ended June 30, 1996         Six months'        Three months'     Period ended June 30,      Six months'        Three months'
                                 weighting factor    weighting factor   1997                     weighting factor   weighting factor
                    Shares         (in days)           (in days)                        Shares       (in days)          (in days)
    Date            Issued           1996                1996              Date         Issued         1997               1997
    ----            ------           ----                ----              ----         ------         ----               ----
    5/1/96           12,500         4,167               8,333             1/31/97       23,500        19,583             23,500
                                                                                        ------        ------             ------
    6/1/96          200,000        33,333              66,667
    6/3/96           12,500         1,875                 563
    6/7/96            4,000           511                 131
    6/18/96           4,000           267                  36
    6/18/96           6,000           400                  53
                                   ------              ------
      Total                        40,553              75,782
                                   ------              ------
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